Exhibit 10.5

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into as of April 6, 2011 (the “Effective Date”), by and among

1.                                       LaShou Group Inc., an exempted company incorporated with limited liability under the Laws of Cayman Islands (the “Company”),

2.                                       each of the individuals and their respective holding company (if any) listed on Schedule A attached hereto (each such individual, a “Principal” and collectively, the “Principals”, and such holding company, a “Principal Holding Company”),

3.                                       Lashou HK Limited, a company incorporated under the Laws of Hong Kong (the “HK Subsidiary”),

4.                                       LaShou Group Hong Kong Limited, a company incorporated under the Laws of Hong Kong which is wholly owned by the Company (the “Lashou Group HK”),

5.                                       LaShou Macau Limited, a company incorporated under the Laws of the Macau Special Administrative Region of the PRC which is wholly owned by the HK Subsidiary (the “Lashou Macau”),

6.                                       Beijing Lashou Technology Limited, a wholly foreign owned enterprise under the laws of the PRC (北京拉手科技有限公司) (“WFOE”),

7.                                       Beijing Lashou Network Technology Co., Ltd. (北京拉手网络技术有限公司), a company incorporated under the Laws of the PRC (the “Domestic Company”),

8.                                       each Person listed on Schedule B hereto (each, an “Investor” and collectively, the “Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS

A                                      The Company owns 100% interest in the HK Subsidiary and the HK Subsidiary owns 100% interest in the WFOE which in turn Controls the Domestic Company by a Captive Structure.

B                                        The Domestic Company, and the WFOE are engaged in the business of providing location-based social commerce Internet services platform for the Chinese service industry (the “Business”).  The Company seeks expansion capital to grow the Business and, correspondingly, seeks to secure an investment from the Investors, on the terms and conditions set forth herein.

C                                        Certain of the Parties are party to that certain Amended and Restated Shareholders Agreement of the Company, dated as of December 31, 2010, as amended on February 11, 2011 (the “Prior Agreement”);

D                                       The Prior Agreement may be amended, and any provision therein waived, with the consent of (i) the Company; (ii) the Majority Preferred Holders (as defined therein); and (iii) holders of a majority of the voting power of (x) the Class A Ordinary Shares and (y) the Class B Ordinary Shares held by Lashou Employee Inc., a British Virgin Islands company;

E                                         The undersigned Parties desire to amend and restate the Prior Agreement by entering into this Agreement on the terms and conditions set forth herein, which shall amend, restate, supersede and replace in its entirety the Prior Agreement, and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

F                                         Certain Investors are parties to the Series C Preferred Share Purchase Agreement dated March 23, 2011 by and among the Company and certain of the Investors (the “Purchase Agreement”), which provides that the amendment and restatement of the Prior Agreement by execution and delivery of this Agreement shall be a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement.

WITNESSETH

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree that the Prior Agreement shall be amended, restated, superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1.             Definitions.

1.1          The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means, alternatively, generally accepted accounting principles in the United States, or International Financial Reporting Standards as promulgated from time to time by the International Accounting Standards Board (the “IASB”) (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB’s pronouncements thereon from time to time, in each case as may be approved by the Requisite Preferred Holders (as defined below), or, in case there is any Preferred Director (as defined below) in place, as approved by the Board only (so long as such approval includes the consent of a Preferred Director).

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (v) any shareholder of the Investor, (w) any of such shareholder’s or Investors’ general partners or limited partners, (x) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (y) trusts Controlled by or for the benefit of any such Person referred to in (v), (w) or (x).

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities Laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Approved Budget” means the annual budget or business plan of the Group Companies as duly approved in accordance with Section 10.3 hereof.  To the extent the board of directors fail to adopt any Approved Budget in the first thirty (30) days of any applicable fiscal year, an amount equal to 200% of the total operational expenses provided in the Approved Budget for the previous fiscal year shall automatically become the maximum amount of the total operational expenses applicable to the following fiscal year.

“Associate” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of five (5) percent or more of any class of Equity Securities of such corporation or organization, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) any relative or spouse of such Person, or any relative of such spouse.

“Auditor” means the Person for the time being performing the duties of auditor of the Company (if any).

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the PRC or in the Cayman Islands.

“Captive Structure” means the structure under which the WFOE Controls the Domestic Company through the Control Documents.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Circular 75” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Financing and Round Trip Investment via Overseas Special Purpose Companies issued by SAFE on October 21, 2005.

“Class A Ordinary Share” means a class A ordinary share of US$0.0000005 par value per share in the capital of the Company having the rights attaching to it as set out in the Memorandum and Articles.

“Class B Ordinary Share” means a class B ordinary share of US$0.0000005 par value per share in the capital of the Company having the rights attaching to it as set out in the Memorandum and Articles.

“Closing” has the meaning set forth in the Purchase Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control” of a given Person means the power or authority, whether exercised or not, to direct or cause the direction of the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.  The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” has the meaning set forth in the Purchase Agreement.

“Conversion Shares” means Class B Ordinary Shares issuable upon conversion of any Preferred Shares.

“Deemed Liquidation Event” has the meaning given to such term in the Memorandum and Articles.

“Director” means a director serving on the Board.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, the HK Subsidiary, the WFOE, the Domestic Company, the Lashou Group HK, the Lashou Macau, together with each Subsidiary of any of the foregoing, and “Group” refers to all of the Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with Accounting Standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the

Indebtedness guaranteed.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liabilities” means, with respect to any Person, all liabilities, obligations and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Memorandum and Articles” means the Second Amended and Restated Memorandum of Association of the Company and the Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Milestone” means Milestone Tuan Limited, and their respective successors and assigns.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Ordinary Shares” means collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Shares” means, collectively, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Public Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

“Qualified IPO” has the meaning given to such term in the Memorandum and Articles.

“Registrable Securities” means (i) the Class B Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares of the Company issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Ordinary Shares owned or hereafter acquired by the Investors; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 12.3.  For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party” means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing.

“Requisite Preferred Holders” means the holders of at least 30% of the voting power of the outstanding Preferred Shares (voting together as a single class and on an as converted basis).

“Right of First Refusal & Co-Sale Agreement” means the Second Amended and Restated Right of First Refusal and Co-Sale Agreement, as defined in the Purchase Agreement and as amended from time to time.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means collectively, the Circular 75, and any other applicable SAFE rules and regulations.

“Securities” means the Equity Securities of the Company issued pursuant to the Purchase Agreement and the Ordinary Shares issuable upon the conversion thereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Preferred Shares” means, collectively, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series A-3 Preferred Shares and the Series A-4 Preferred Shares.

“Series A-1 Preferred Shares” has the meaning set forth in the Memorandum and Articles.

“Series A-2 Preferred Shares” has the meaning set forth in the Memorandum and Articles.

“Series A-3 Preferred Shares” has the meaning set forth in the Memorandum and Articles.

“Series A-4 Preferred Shares” has the meaning set forth in the Memorandum and Articles.

“Series B Preferred Shares” has the meaning set forth in the Memorandum and Articles.

“Series C Preferred Shares” has the meaning set forth in the Memorandum and Articles.

“Shareholder” means a holder of any Shares.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Share Sale” has the meaning given to such term in the Memorandum and Articles.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Transaction Documents” has the meaning set forth in the Purchase Agreement.

“US” means the United States of America.

“United States Person” means United States person as defined in Section 7701(a)(30) of the Code.

1.2          Other Defined Terms.  The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Number	Section 7.4 (b)

Agreement	Preamble
Arbitration Notice	Section 12.5 (a)
Business	Recitals
Company	Preamble
Confidential Information	Section 11.14(a)
Direct US Investor	Section 11.12 (c)
Dispute	Section 12.5 (a)
Domestic Company	Preamble
Effective Date	Preamble
ESOP	Section 7.3 (a)
Exempt Registrations	Section 3.4
First Participation Notice	Section 7.4 (a)
First Preferred Director	Section 9.1(a)
GSR	Section 9.1(a)
HKIAC	Section 12.5 (b)
HKIAC Rules	Section 12.5 (b)
HK Subsidiary	Preamble
Indirect US Investor	Section 11.12 (c)
Investors	Preamble
New Securities	Section 7.3
Observer	Section 9.4
Ordinary Director	Section 9.1(a)
Oversubscription Participants	Section 7.4 (b)
Party/Parties	Preamble
PFIC Shareholder	Section 11.12 (c)
Preemptive Right	Section 7.1
Preferred Director	Section 9.1(a)
Principal	Preamble
Principal Holding Company	Preamble
Pro Rata Share	Section 7.2
Purchase Agreement	Recitals
Qualified Rights Holder	Section 8.1(b)
Restricted Business	Section 11.10
Rights Holder	Section 7.1
Second Participation Notice	Section 7.4 (b)
Second Participation Period	Section 7.4 (b)
Second Preferred Director	Section 9.1(a)
Security Holder	Section 11.2
Transfer	Section 6.3
Violation	Section 5.1 (a)
WFOE	Preamble

1.3          Interpretation.  For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, (xiii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiv) references to Laws include any such Law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xv) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.             Demand Registration.

2.1          Registration Other Than on Form F-3 or Form S-3.  Subject to the terms of this Agreement, at any time or from time to time after the date that is six (6) months after the closing of the IPO, Holders holding ten percent (10%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration of Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, in excess of $10,000,000.  Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request.  The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.1 that have been declared and ordered effective.

2.2          Registration on Form F-3 or Form S-3.  The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3.  Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), Holders holding ten percent (10%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission.  Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction.  The Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2.

2.3          Right of Deferral.

(a)           The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1)           if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(2)           during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(3)           in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(4)           with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States) is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$2,000,000.

(b)           If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Equity Securities during such period (except for Exempt Registrations).

2.4          Underwritten Offerings.  If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2.  In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least a majority of the voting power of all Registrable Securities proposed to be included in such Registration.  Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy percent (70%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawn request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be.  If any Holder disapproves the terms of any underwriting, the Holder may also elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement.  Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.             Piggyback Registrations.

3.1          Registration of the Company’s Securities.  Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any

Registrable Securities thereby requested to be Registered by such Holder.  If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2          Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein.  The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3          Underwriting Requirements.

(a)           In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters.  In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to seventy percent (70%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(b)           If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement.  Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4          Exempt Registrations.  The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), or (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4.             Registration Procedures.

4.1          Registration Procedures and Obligations.  Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least a majority in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective for a period ending on the earlier of the date which is one hundred and eighty (180) days from the effective date of the Registration Statement or until the distribution thereunder has been completed;

(b)           Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(c)           Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)           Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(f)            Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with Law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with Law;

(g)           Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the final registration statement covering such Registrable Securities, and (y) the closing date of the sale of the Registrable Securities, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h)           Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(i)            Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(j)            Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2          Information from Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3          Expenses of Registration.  All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the voting power of the Registrable Securities requested to be Registered by all Holders in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a majority of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 or Section 2.2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

5.             Registration-Related Indemnification.

5.1          Company Indemnity.

(a)           To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who Controls (as defined in the Securities Act) such Holder, against any losses, claims, damages or Liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or Liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):  (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws.  The Company will reimburse, as incurred, each such Holder, underwriter or Controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, Liability or action.

(b)           The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, Liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage,

Liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2          Holder Indemnity.

(a)           To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, or other Holder, against any losses, claims, damages or Liabilities (joint or several) to which any of the foregoing Persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or Liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, Liability or action.  No Holder’s Liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(b)           The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, Liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3          Notice of Indemnification Claim.  Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties.  An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any Liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any Liability that it may have to any indemnified party otherwise than under this Section 5.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all Liability in respect to such claim or litigation.

5.4          Contribution.  If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, Liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, Liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, Liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

5.5          Underwriting Agreement.  To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall prevail.

5.6          Survival.  The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.             Additional Registration-Related Undertakings.

6.1          Reports under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)           file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c)           at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Equity Securities are listed).

6.2          Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least 30% of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) to cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3          “Market Stand-Off” Agreement.  Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed, one hundred eighty (180) days from the date of such final prospectus, as may be extended in line with customary market practice, to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly (“Transfer”), any Equity Securities of the Company owned immediately prior to the date of the final prospectus relating to the Company’s IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (w) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (x) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, (y) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement, (z) the foregoing provisions of this Section shall not apply to any Transfer of Securities if the relevant IPO is not a Qualified IPO or if the Qualified IPO takes place later than the third (3rd) anniversary of the date of the Purchase Agreement. The Investors agree to execute and deliver to the underwrites a lock-up agreement containing substantially similar terms and conditions as those contained herein.

6.4          Termination of Registration Rights.  The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of a Qualified IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period after the Company’s IPO.

6.5          Exercise of Ordinary Share Equivalents.  Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6          Intent.  The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America.  The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares.  Accordingly:

(a)           it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(b)           it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7.                                      Preemptive Right.

7.1                               General.  The Company hereby grants to each holder of 10,000,000 or more Preferred Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) and each holder of Series C Preferred Shares holding no less than one third (1/3) of the Series C Preferred Shares originally issued to such holder or its transferor under the Purchase Agreement (each a “Rights Holder”) the right of first refusal to purchase such Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).

7.2                               Pro Rata Share.  A Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Ordinary Shares (including Preferred Shares on an as-converted basis, assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities) held by such Rights Holder, to (b) the total number of Ordinary Shares (including Preferred Shares on an as-converted basis, assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3                               New Securities.  For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(a)                                  up to 44,037,200 (such number can be increased from time to time as approved by the Requisite Preferred Holders and the holders of a majority of Series C Preferred Shares, or, in case there are Preferred Directors in place, as approved by the Board only (so long as such approval includes the consent of both Preferred Directors)) Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) and/or options exercisable for such Ordinary Shares, in each case issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the Company’s 2010 Global Share Plan duly approved by the Company in 2010 (“ESOP”);

(b)                                 any Equity Securities of the Company issued pursuant to the Purchase Agreement;

(c)                                  any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event duly approved by the Requisite Preferred Holders, or, in case there is any Preferred Director in place, approved by the Board only (so long as such approval includes the consent of a Preferred Director);

(d)                                 any Equity Securities of the Company issued pursuant to the bona fide firmly underwritten public offering duly approved by the Requisite Preferred Holders, or, in case there is any Preferred Director in place, as approved by the Board only (so long as such approval includes the consent of a Preferred Director);

(e)                                  any Equity Securities of the Company issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, as duly approved pursuant to Section 10 hereof;

(f)                                    any Ordinary Shares issued or issuable upon the conversion of the Preferred Shares; and

(g)                                 any Equity Securities of the Company issued to a Person who is not an existing shareholder of Preferred Shares of the Company or any Affiliates thereof pursuant to other transactions in which the Equity Securities of the Company issued thereunder are duly approved by the Company (if applicable, pursuant to Section 10 thereof) and expressly excluded from this Section 7.3 by approval of the Requisite Preferred Holders, or, in case there is any Preferred Director in place, by approval of the Board only (so long as such approval includes the consent of a Preferred Director).

7.4                               Procedures.

(a)                                  First Participation Notice.  In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities.  Each Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share).  If any Rights Holder fails to so respond in writing within such ten (10) Business Day period, then such Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(b)                                 Second Participation Notice; Oversubscription.  If any Rights Holder fails or declines to exercise its Preemptive Rights in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (a) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”).  Such notice may be made by telephone if confirmed in writing within two (2) Business Days.  If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all the Oversubscription Participants.

7.5                               Failure to Exercise.  Upon the expiration of the Second Participation Period, or in the event no Rights Holder exercises the Preemptive Rights within ten (10) Business Days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice.  In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 7.

8.                                      Information and Inspection Rights.

8.1                               Delivery of Financial Statements.  The Group Companies shall deliver the following documents or reports:

(a)                                  to each Rights Holder, within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by a firm of national standing of independent certified public accountants acceptable to the Requisite Preferred Holders, or, in case there is any Preferred Director in place, acceptable to the Board only (including the approval of a Preferred Director), and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period;

(b)                                 to each Rights Holder who (i) holds (in aggregate with Affiliates thereof) at least five percent (5%) of the Ordinary Shares (on a fully-diluted and as-if converted basis) or having invested at least $10 million, and (ii) does not directly or indirectly own or Control ten percent (10%) or more of any competitor of the Company in any country other the PRC, as certified by such Rights Holder upon reasonable request of the Company and as reasonably determined by the Company (“Qualified Rights Holder”), within forty-five (45) days of the end of each of the first three fiscal quarters, a consolidated unaudited income statement and statement of cash flows for such quarter and a consolidated balance sheet for the Company as of the end of such quarter, and a comparison of the financial results of such month with the corresponding monthly budget, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

(c)                                  to each Qualified Rights Holder, upon the request of any such Right Holder, within thirty (30) days of the end of each month, a consolidated unaudited income statement and statement of cash flows for such month and a consolidated balance sheet for the Company as of the end of such month, and a comparison of the financial results of such month with the corresponding monthly budget, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

(d)                                 to each Qualified Rights Holder, an annual budget and business plan no later than sixty (60) days prior to the beginning of each fiscal year, setting forth: the projected balance sheets, income statements and statements of cash flows for each month during such fiscal year of each Group Company; projected detailed budgets for each such month; any dividend or distribution projected to be declared or paid; the projected incurrence, assumption or refinancing of indebtedness; and all other material matters relating to the operation, development and business of the Group Companies;

(e)                                  copies of all documents or other information sent to all other shareholders and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, no later than five (5) days after such documents or information are filed by the Company;

(f)                                    as soon as practicable, any other information reasonably requested by, and can be provided to, any such Rights Holder or Qualified Rights Holder, as applicable.

8.2                               Inspection Rights.  The Group Companies and the Principals covenant and agree that each Qualified Rights Holder shall have the right, at its own expenses, to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company and the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers.

9.                                      Election of Directors.

9.1                               Board of Directors. The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of four (4) authorized directors with the composition of the Board determined as follows: (i) the holders of a majority of the voting power of the Class A Ordinary Shares and the Class B Ordinary Shares (voting together as a single class) held by or for the benefit of the Persons who are providing services to the Company as employees, consultants, directors or advisors (including Ordinary Shares held by Lashou Group Employee Holding Inc., a British Virgin Islands company) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time two (2) directors on the Board (each an “Ordinary Director”), one of whom shall be the Person then serving as the chief executive officer of the Company, initially Mr. Bo Wu, and the other shall initially be Xiaobo Jia, the co-founder of the Company, (ii) for so long as there are at least 20,000,000 Series A and Series B Preferred Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) outstanding, the holders of a majority of the voting power of outstanding Series A Preferred Shares and Series B Preferred Shares (voting together as a single class and on an as converted basis) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (the “First Preferred Director”) on the Board, and

(iii) for so long as there are at least 20,000,000 Series C Preferred Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) outstanding, the holders of a majority of the voting power of outstanding Series C Preferred Shares shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (the “Second Preferred Director”, together with the First Preferred Director, the “Preferred Directors”, and each a “Preferred Director”) on the Board.  For the avoidance of any doubt, the First Preferred Director shall be appointed by GSR Ventures III, L.P. (“GSR”), for so long as GSR continues to hold at least 10,000,000 Preferred Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event), who initially shall be Richard Lim. For the avoidance of any doubt, the Second Preferred Director shall be appointed by Milestone, for so long as Milestone continues to hold at least 10,000,000 Preferred Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event), who initially shall be Liping Qiu.

9.2                               Voting Agreements

(a)                                  Subject to the other provisions of this Agreement, with respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at four (4) directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 9.1, and (iii) against any nominees not designated pursuant to Section 9.1.

(b)                                 Any Director designated pursuant to Section 9.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 9.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right.  Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (and given written consents in lieu thereof) in support of the foregoing.

9.3                               Board Meeting; Quorum.  Subject to the provisions of the Memorandum and Articles, the Directors may regulate their proceedings as they think fit, provided however that the board meetings shall be held at least once every three (3) months unless the Board otherwise approves (so long as such approval includes the approval of a Preferred Director) and that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least three (3) days before the meeting and a copy of the minutes of the meeting shall be sent to such Persons.  A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or another equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a majority of the number of the Directors in office elected in accordance with Section 9.1 that includes both Preferred Directors, and the Parties shall cause the foregoing to be the quorum requirements for the Board.  Notwithstanding the foregoing, if notice of the board meeting has been duly delivered to all directors of the Board prior to the scheduled meeting in accordance with the notice procedures under the Charter Documents of the Company, and the number of directors required to be present under this Section 9.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting solely because of the absence of a Preferred Director, each holder of voting securities of the Company, shall procure that the directors present at the meeting shall adjourn the meeting to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all directors one day prior to the adjourned meeting in accordance with the notice procedures under the Charter Documents of the Company and, if at the adjourned meeting, the number of directors required to be present under this Section 9.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting solely because of the absence of such Preferred Director, then the presence of such Preferred Director shall not be required at such adjourned meeting solely for purpose of determining if a quorum has been established.

9.4                               Observer.  Any Qualified Rights Holder not represented on the Board shall be entitled to appoint one observer (an “Observer”) to attend all meetings of the Board and all subcommittees of the Board, in a nonvoting observer capacity and the Company shall give such Observer copies of all notices, minutes, consents, and other materials that the Company provides to the Company’s directors at the same time and in the same manner as provided to such directors; provided, however, that such Observer shall agree to hold in confidence and trust all information so provided.  An Observer may be excluded from that portion of a meeting of the Board or a subcommittee thereof to the extent that (i) the Board of Directors has reasonably determined in good faith that such Observer’s presence at such meeting or portion thereof would reasonably be expected to result in the disclosure of trade secrets to a direct competitor of the Group Companies or (ii) counsel to the Company has determined that there is a reasonable likelihood that such Observer’s presence at such meeting or portion thereof would result in the loss of the Company’s attorney-client privilege; provided that to the extent practical such Observer shall be notified in writing by the Company at least 48 hours prior to the meeting of the exclusion and grounds on which the exclusion is based and provided further that the Company shall in good faith endeavor to ensure that meetings of the Board or committees thereof are conducted in such a manner as to minimize those portions during which such Observer shall be excluded, with a view to allowing such Observer to attend and observe such meetings to the maximum extent possible.  An Observer shall be entitled to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings.

9.5                               Expenses.  The Company will promptly pay or reimburse each non-employee Board member for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members.

9.6                               Alternates.  Subject to applicable Law, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

9.7                               Establishment of Compensation Committee and Audit Committee.  As reasonably practicable as possible following the Effective Date, the Company shall establish and maintain (i) a Compensation Committee and (ii) an Audit Committee, and each Preferred Director shall be a member of each of the Compensation Committee and the Audit Committee.  The Compensation Committee shall propose the terms of the Company’s share incentive plans, and all grants of awards thereunder (including the ESOP), to the Board for approval and adoption by the Board and the Shareholders and shall have the power and authority to (a) administer the Company’s share incentive plans (including the ESOP) and to grant options thereunder, and (b) approve all management compensation levels and arrangements, and shall have such other powers and authorities as the Board shall delegate to it.  The Audit Committee shall select the Auditors of the Company and approve the scope of the Company’s annual audit, and shall have such other powers and authorities as the Board shall delegate to it.

9.8                               D&O Insurance.  The Company shall, at the request of the Requisite Preferred Holders, purchase, and thereafter shall maintain, directors’ and officers’ insurance on commercially reasonable and customary terms approved by the Requisite Preferred Holders, in relation to any Person who is or was a Director or an officer of the Company, or who at the request of the Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any Liability asserted against the Person and incurred by the Person in that capacity, except to the extent otherwise agreed by the Requisite Preferred Holders.  To the maximum extent permitted by the Law of the jurisdiction in which the Company is organized, the Company shall indemnify and hold harmless each of its Directors and shall comply with the terms of the Indemnification Agreements, and at the request of any Director who is not a party to an Indemnification Agreement, shall enter into an indemnification agreement with such director in similar form to the Indemnification Agreements.

10.                               Protective Provisions.

10.1                        Acts of the Group Companies Requiring Approval of Requisite Preferred Holders.  Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Requisite Preferred Holders in advance; provided that (i) if any of the following affects adversely the Series C Preferred Shares specifically or affects adversely the Series C Preferred Shares differently from any other series of the Preferred Shares, such approval shall also include the approval of the holders of at least a majority of the then-outstanding Series C Preferred Shares, (ii) if any of the following affects adversely the Series B Preferred Shares differently from any other series of the Preferred Shares, such approval shall also include the approval of the holders of a majority of the then-outstanding Series B Preferred Shares, and (iii) if any of the following affects adversely any series of Series A Preferred Shares differently from any other series of the Preferred Shares, such approval shall also include the approval of the holders of a majority of the then-outstanding Series A Preferred Shares (voting together as a single class and on an as-converted basis):

(a)                                  any adverse amendment or change of the rights, preferences, privileges, powers, limitations or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any series of Preferred Shares in issue;

(b)                                 any action that authorizes, creates or issues (A) any class or series of Equity Securities having rights, preferences, privileges, powers, limitations or restrictions superior to or on a parity with any series of Preferred Shares in issue, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, or any Equity Securities convertible into, exchangeable for, or exercisable into any Equity Securities having rights, preferences, privileges, powers, limitations or restrictions superior to or on a parity with any series of Preferred Shares in issue, whether as to liquidation, conversion, dividend, voting, redemption or otherwise, or (B) any other Equity Securities of any Group Company except for (1) the Conversion Shares, (2) the Equity Securities issued pursuant to the Purchase Agreement, and (3) the Equity Securities issued pursuant to the ESOP;

(c)                                  any action that reclassifies any outstanding shares into shares having rights, preferences, privileges, powers, limitations or restrictions senior to or on a parity with any series of Preferred Shares in issue, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(d)                                 any purchase, repurchase, redemption or retirements of any Equity Security of any Group Company other than Exempted Distributions (as defined in the Memorandum and Articles);

(e)                                  any amendment or modification to or waiver under any of the Charter Documents of any Group Company;

(f)                                    any declaration, set aside or payment of a dividend or other distribution by any Group Company, or the adoption of, or any change to, the dividend policy of any Group Company;

(g)                                 the merger, amalgamation or consolidation of the Company or any Group Company with any Person, or the purchase or other acquisition by any Group Company (whether individually or in combination with the Company or any other Group Company) of all or substantially all of the assets, equity or business of another Person;

(h)                                 any sale, transfer, lease, or other disposal of, or the incurrence of any Lien on, any substantial assets of any Group Company (other than Liens incurred in the ordinary course of the Company’s business);

(i)                                     any sale, transfer, grant of an exclusive license, or other disposal of, or the incurrence of any Lien on, the Intellectual Property of any Group Company;

(j)                                     the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any of the Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(k)                                  any change of the size of the board of directors of any Group Company;

(l)                                     any investment in, establishment of, or divestiture or sale or pledge or mortgage by any Group Company of an interest in a Subsidiary;

(m)                               any increase or decrease in the authorized number of Preferred Shares or Ordinary Shares or any series thereof (except pursuant to any conversion of such Preferred Shares in accordance with Article 8.3 of the Memorandum and Articles);

(n)                                 any Deemed Liquidation Event or any Share Sale;

(o)                                 any increase or decrease in the number of Shares reserved for issuance under the ESOP or other equity incentive plan of the Company; or

(p)                                 any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (p) above requires the approval of the shareholders of the Company in accordance with the applicable Laws, and if the shareholders vote in favor of such act but the approval of the Requisite Preferred Holders has not yet been obtained, then the Requisite Preferred Holders in aggregate shall, in such vote, have the voting rights equal to the aggregate voting power of all the shareholders who voted in favor of such act plus one.

10.2                        Acts of the Group Companies Requiring Approval of Series C Preferred Holders.  Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the holders of a majority of then outstanding Series C Preferred Shares in advance:

(a)                                  any action that authorizes, creates or issues any Equity Securities of the Company at a price per Ordinary Share (on an as converted basis) lower than the Series C Issue Price (as defined in the Memorandum and Articles);

(b)                                 any amendment or modification to any of the Charter Documents of any Group Company;

(c)                                  any merger, amalgamation or consolidation of any Group Company with any Person or business concern;

(d)                                 the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any of the Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(e)                                  any Deemed Liquidation Event;

(f)                                    any initial public offering on a stock exchange (other than the Hong Kong Stock Exchange, the New York Stock Exchange,  the NASDAQ Global Market and the PRC A-Share market)

(g)                                 any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (g) above requires the approval of the shareholders of the Company in accordance with the applicable Laws, and if the shareholders vote in favor of such act but the approval of the holders of a majority of then outstanding Series C Preferred Shares have not yet been obtained, then the holders of a majority of then outstanding Series C Preferred Shares in aggregate shall, in such vote, have the voting rights equal to the aggregate voting power of all the shareholders who voted in favor of such act plus one.

10.3                        Acts of the Group Companies Requiring Board Approval.  Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the Board (so long as such approval includes the consent of a Preferred Director):

(a)                                  making any capital commitment or expenditure in excess of US$250,000 which is not provided in the Approved Budget;

(b)                                 providing any loans or any guarantee for the benefit of any Person other than advances to employees for bona fide business reasons in connection with the Business of the Company not exceeding in the aggregate amount of RMB1,500,000 per operational locality and which are used for the benefit of the Business of the Group;

(c)                                  any material change to the business scope, or nature of business of any Group Company, engagement in or investment in any new line or business or cessation of any existing business line of any Group Company;

(d)                                 appointment, removal, and approval of the remuneration package of any member of the senior management of any Group Company, including the chief executive officer,

the chief operating officer, the chief financial officer, the chief technology officer, general counsel and any other management member at or above such position;

(e)                                  the approval of, or any amendment of, the annual budget or business plan of any Group Company, or any deviation from the Approved Budget by an amount in excess of 10% of the aggregate budget amount of the Approved Budget;

(f)                                    entering into any joint venture or material alliance with any Person;

(g)                                 any transaction (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) between a Group Company and any Related Party thereof;

(h)                                 the adoption, amendment or termination of the ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies; the determination of the exercise price for any such options;

(i)                                     the appointment or removal of the Auditors or the auditors for any other Group Company, or any material change in accounting policies and procedures, or the change of the term of the fiscal year for any Group Company;

(j)                                     any initial public offering of any Equity Securities of any Group Company;

(k)                                  any transaction with any employee or Affiliates of the Group Companies outside the ordinary course of business, including the compensation (in cash or equity) of or any loans to the Principals, officers and directors of the Group Companies;

(l)                                     incurrence by a Group Company of any Indebtedness;

(m)                               any adoption of or change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election;  or

(n)                             any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

11.                               Additional Covenants.

11.1                        Business of the Group Companies.  Except for holding the interest in their respective Subsidiaries, neither the Company nor the HK Subsidiary shall engage in any business or operations without the consent of the Requisite Preferred Holders.  The business of each other Group Companies shall be restricted to the Business, except with the approval of the Board and any required approvals under Section 10.

11.2                        SAFE Registration.  If any holder or beneficial owner of any Equity Security of the Company (other than the Investors) (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 75 and is subject to the SAFE registration or reporting requirements under Circular 75, the Parties (other than the Investors) shall cause the SAFE Registration (as defined in the Purchase Agreement) to be completed within six (6) months of the Closing to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations.

11.3                        Control Documents.  The Principals, each Principal Holding Company and the Group Companies shall ensure that each party to the relevant Control Documents fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Documents.  Any termination, or material modification or waiver of, or material amendment to any Control Documents shall require the written consent of the Requisite Preferred Holders.   If any of the Control Documents becomes illegal, void or unenforceable under PRC Laws after the date hereof, the Parties (other than the Investors) shall devise a feasible alternative legal structure reasonably satisfactory to the Requisite Preferred Holders which gives effect to the intentions of the parties in each Control Document and the economic arrangement thereunder as closely as possible.

11.4                        Control of Subsidiaries.  The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Requisite Preferred Holders such that the Company (i) will at all times Control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the Accounting Standards.

11.5                        Compliance with Laws; Registrations.

(a)                                  The Group Companies shall, and each Principal and Principal Holding Company shall cause the Group Companies to, conduct their respective business in compliance in all material respects with all applicable Laws, including but not limited to Laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, telecommunication and e-commerce, Intellectual Property rights, labor and social welfare, and taxation, and obtain, make and maintain in effect, all Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws.  Without limiting the generality of the foregoing, none of the Group Companies shall, and the Parties (other than the Investors) shall cause each Group Company not to, and the Parties shall ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a US Person), or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company.

(b)                                 Without limiting the generality of the foregoing, each Principal, each Principal Holding Company and each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the Ministry of Commerce, the Ministry of Information Industry and Technology, the State Administration for Industry and Commerce, the State Administration of Foreign Exchange, tax bureau, customs authorities, product registration authorities, health regulatory authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

11.6                        Stock Option Plan.

(a)                                  Unless otherwise approved by the Requisite Preferred Holders, or, in case there is any Preferred Director in place, approved by the Board only (so long as such approval includes the consent of a Preferred Director), all shares, options or other securities or awards granted or issued under the ESOP shall vest as follows: 25% thereof vest at the first anniversary of the date when such shares, options or other securities or awards are granted or issued with the remaining vesting evenly in monthly installments over the next thirty-six (36) months.

(b)                                 No issuances or grants will be made under any ESOP, unless such issuance or grants, among other things, shall provide that the recipient of any award in excess of two percent (2%) of the ordinary shares of the Company shall sign an instrument of accession to join the Right of First Refusal & Co-Sale Agreement as a party. As a condition to the issuance of any shares issued under the ESOP or the exercise, conversion or exchange of any Equity Security issued under the ESOP, the grantee shall be required to enter into the Right of First Refusal & Co-Sale Agreement as a Principal or an agreement substantially similar thereto, unless otherwise agreed by the Requisite Preferred Holders.  Any attempt to exercise any option or other security granted or issued under the ESOP in contravention of this paragraph shall be null, void and without effect.

(c)                                  As soon as practicable after the date hereof, the Company shall, and shall cause each Group Company to, obtain all authorizations, Consents, orders and approvals of all Governmental Authorities that may be or become necessary to effectuate the ESOP in the PRC in accordance with PRC Law; provided that the Company shall not grant any awards pursuant to the ESOP to any grantee in the PRC if any authorization, Consent, order or approval of any Governmental Authority that is necessary to effectuate the ESOP in the PRC in accordance with PRC Law has not been obtained.

11.7                        Insurance.  If requested by the Requisite Preferred Holders, the Group Companies shall promptly purchase and maintain in effect, worker’s injury compensation insurance, and other insurance, in any case with respect to the Group’s properties, employees, products, operations, and/or business, each in the amounts not less than that are customarily obtained by companies of similar size, in a similar line of business, and with operations in the PRC.  At the discretion of the Board and if approved by a Preferred Director (in case no Preferred Director is in place, with prior consent of the Requisite Preferred Holders instead), the Company shall purchase, and thereafter maintain keyman insurance on commercially reasonable and customary terms approved by the Requisite Preferred Holders, or, in case there is any Preferred Director in place, approved by the Board only (so long as such approval includes the consent of a Preferred Director).

11.8                        Intellectual Property Protection.  Except with the written consent of the Requisite Preferred Holders, the Group Companies shall take all reasonable steps to protect their respective material Intellectual Property rights, including without limitation,  registering their material respective trademarks, brand names, domain names and copyrights, and shall require each employee and consultant of each Group Company to enter into an employment agreement in form and substance reasonably acceptable to the Requisite Preferred Holder, and a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such Persons to protect and keep confidential such Group Company’s confidential information, Intellectual Property and trade secrets, prohibiting such Persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such Persons to assign all ownership rights in their work product to the relevant Group Company, in each case in form and substance reasonably acceptable to the Requisite Preferred Holders.

11.9                        Internal Control System.  The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice and is reasonably satisfactory to the Requisite Preferred Holders to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

11.10                 Non-compete.  Unless the Requisite Preferred Holders otherwise consent in writing, each Principal (a) shall devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies until the first anniversary of the date of the completion of the Qualified IPO (unless such Principal’s earlier resignation is approved by the Requisite Preferred Holders), and (b) so long as such Principal is a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company and for a period of one (1) year after such Principal is no longer a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company, shall not, and shall cause his Affiliate or Associate not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the business of any Group Company or otherwise competes with the Group Companies (a “Restricted Business”); (provided, however, that the restrictions contained in this clause (i) shall not restrict the acquisition by such Principal, directly or indirectly, of less than 5% of the outstanding share capital of any publicly traded company engaged in a Restricted Business), (ii) solicit any Person who is or has been at any time a customer of the Group for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavour to solicit or entice away any director, officer, consultant or employee of any Group Company.  The Principals expressly agree that the limitations set forth in this Section are reasonably tailored and reasonably necessary in light of the circumstances.  Furthermore, if any provision of this Section is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section will be enforced to the greatest extent permitted by Law.  Each of the undertakings contained in this Section shall be enforceable by each Group Company and each Investor separately and independently of the right of the other Group Companies and the other Investors.

11.11                 No Avoidance; Voting Trust.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement.  Each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

11.12                 United States Tax Matters.

(a)                                  None of the Group Companies will take any action inconsistent with the treatment of the Company as a corporation for US federal income tax purposes and the Company will not elect to be treated as an entity other than as a corporation for US federal income tax purposes. If the Company is a PFIC in any taxable year after (and including) the Closing, none of the Group Companies will take any action inconsistent with the treatment of a Group Company that is treated as a corporation for US federal income tax purposes and is a PFIC in any taxable year after (and including) the Closing (other than the Company) as a corporation for US federal income tax purposes or elect to treat such Group Company as an entity other than as a corporation for US federal income tax purposes without the consent of GSR Ventures III, L.P., Milestone, and Tenaya Capital V L.P., which consent shall not be unreasonably withheld.

(b)                                 The Company shall use, and shall cause each of its Subsidiaries to use, commercially reasonable efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes in a jurisdiction other than the jurisdiction in which they have been organized.

(c)                                  The Company shall use commercially reasonable efforts to avoid future status of the Company as a PFIC.  Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company was a PFIC in such taxable year (including whether any exception to PFIC status may apply) and, if the Company was a PFIC during such taxable year, whether any of its Subsidiaries was a PFIC such taxable year.  If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or an Investor informs the Company that it has so reasonably determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each holder of Shares that is a

United States Person (“Direct US Investor”) and each United States Person that holds either direct or indirect interest in such holder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or, as necessary, any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g).  The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant holder of Shares requests in writing that the Company provide such information to such Indirect US Investor.

(d)                                 Each of the Principals (other than Bo Wu) represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person.  Each of the Principals shall provide prompt written notice to the Company of any subsequent change in its United States Person status.  The Company shall use commercially reasonable efforts to avoid future status of the Company or any of its Subsidiaries as a CFC.  Upon written request of a holder of Preferred Shares from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such holder of Preferred Shares to determine whether the Company is a CFC.  In the event that the Company does not have in its possession all the information necessary for the holder of Preferred Shares to make such determination, the Company shall make all reasonable efforts to procure such information from its shareholders.  The Company shall, (i) upon timely written request of a holder of Preferred Shares, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC.  The Company and each of its Subsidiaries shall use their commercially reasonable best efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such holder of Preferred Shares (or any Indirect US Investor’s) pursuant to Section 951 of the Code.

(e)                                  The Company shall comply and shall cause each of its Subsidiaries to comply with all record-keeping, reporting, and other requirements that a holder of Preferred Shares informs the Company in writing are necessary to enable such holder to comply with any applicable US tax rules.  The Company shall also provide each holder of Preferred Shares with any information reasonably requested by such holder of Preferred Shares to enable such holder to comply with any applicable US tax rules.

(f)                                    The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section shall be borne by the Company.

(g)                                 Each Group Company shall use its commercially reasonable efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such holder of Preferred Shares (or any Indirect US Investors with respect to such holder) pursuant to Section 951 of the Code (“Subpart F Income”).  The Company shall make due inquiry with its tax advisors on at least an annual basis regarding the Company’s status as a CFC and regarding whether any portion of the Company’s income is Subpart F Income.  Each Direct US Investor shall reasonably cooperate with the Company to provide information about such Investor and the Indirect US Investors with respect to such Direct US Investor in order to enable the Company’s tax advisors to determine the status of such Direct US Investor and/or any of such Indirect US Investor as a “United States Shareholder” within the meaning of Section 951(b) of the Code.  No later than 60 days following the end of each Company taxable year, the Company shall provide the following information to the Direct US Investors:  (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a CFC.  In addition, the Company shall on a timely basis furnish and provide access to all information requested by a Direct US Investor to enable such Direct US Investor and its Indirect US Investors to comply with applicable United States federal income tax laws.

(h)                                 In connection with a “Qualified Electing Fund” election made by any of an Investor’s Partners pursuant to Section 1295 of the Code or a “Protective Statement” filed by any of such Investor’s partners pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to such Investor in substantially the form as attached hereto as Exhibit A (or such other form as may be required to reflect changes in applicable Law) as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than 60 days following the end of each such taxable year), and shall provide such Investor with access to such other Group Company information as may be required for purposes of filing U.S. federal income tax returns of such Investor’s Partners in connection with any such Qualified Electing Fund election or “protective statement.”

11.13                 Other Tax Matters.  The Company agrees to indemnify each Investor from and against any loss, claim, Liability, expense, or other damage (excluding diminution in the value of the Company business or such Investor’s investment in the Company) directly attributable to (a) any taxes (or the non-payment thereof) of any Group Company for all taxable periods ending on or before the Closing and the portion through the end of the Closing for any taxable period that includes the Closing and (b) any breach of any representations or warranties contained in Section 11.12(d).

11.14                 Confidentiality.

(a)                                  The terms and conditions of the Transaction Documents (collectively, the “Confidential Information”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except that (i) each Party, as appropriate, may disclose any of the Confidential Information to its current or bona fide prospective investors, prospective permitted transferees, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; (ii) each Investor may disclose any of the Confidential Information to its fund manager and the employees thereof so long as such Persons are under appropriate nondisclosure obligations; and (iii) if any Party is requested or becomes legally compelled

(including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(b)                                 The provisions of this Section shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by the Company and the Investors in respect of the transactions contemplated hereby.

11.15                 Publicity.  Except as required by Law, none of the Parties shall issue any press release or make any other public statement or announcement relating to or connected with or arising out of the Transaction Documents or the matters contained therein without obtaining the prior written approval of the Company to the contents, timing and manner of presentation and publication thereof.  If disclosure is required by applicable Laws, the disclosing party shall consult in advance with the other parties and attempt in good faith to reflect such other parties’ concerns in the required disclosure.

12.                               Miscellaneous.

12.1                        Termination.  This Agreement shall terminate upon mutual consent of the Parties hereto.  The provisions of Sections 7, 8, 9, 10, and 11 (except for Section 11.10) shall terminate on the consummation of the Qualified IPO.  If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 2 through 6, Section 11.10 and Section 12).  If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

12.2                        Further Assurances.  Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.  Each Principal irrevocably agrees to cause his/her respective Principal Holding Company to perform and comply with all of its respective covenants and obligations under this Agreement.

12.3                        Assignments and Transfers; No Third Party Beneficiaries.  Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party.  The rights of any Investor hereunder (including, without limitation, registration rights) are assignable (together with the related obligations) in connection with the transfer of Equity Securities of the Company held by such Investor but only to the extent of such transfer.  This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties except as expressly provided herein.

12.4                        Governing Law.  This Agreement shall be governed by and construed under the Laws of the State of New York, the United States of America (“New York”), without regard to principles of conflict of Laws thereunder.

12.5                        Dispute Resolution.

(a)                                  Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the Dispute with notice (the “Arbitration Notice”) to the other.

(b)                                 The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules.  There shall be one (1) arbitrator.  The HKIAC Council shall select the arbitrator, who shall be qualified to practice Law in New York.

(c)                                  The arbitral proceedings shall be conducted in English.  To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(d)                                 Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(e)                                  The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f)                                    The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of New York, without regard to principles of conflict of Laws thereunder, and shall not apply any other substantive Law.

(g)                                 Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h)                                 During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

12.6                        Notices.  Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule C (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section).  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.  Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

12.7                        Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

12.8                        Rights Cumulative; Specific Performance.  Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

12.9                        Successor Indemnification.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

12.10                 Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

12.11                 Amendments and Waivers.  Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the Requisite Preferred Holders; (iii) the holders of at least a majority of the Series C Preferred Shares; and (iv) the holders of a majority of the voting power of the Class A Ordinary Shares and the Class B Ordinary Shares held by Lashou Employee Inc , a British Virgin Islands company (voting together as a single class).  Notwithstanding the foregoing, any Party may waive the observance as to such Party of any provision of this Agreement (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by such Party without obtaining the consent of any other Party. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto.

12.12                 No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

12.13                 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

12.14                 No Presumption.  The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

12.15                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.16                 Entire Agreement.  This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof.

12.17                 Control.  In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects to the extent permitted by applicable Laws.  Subject to the foregoing sentence, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

12.18                 Adjustments for Share Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

12.19                 Grant of Proxy.  Upon the failure of any Principal or Principal Holding Company to vote the Equity Securities of the Company held thereby, to implement the provisions of and to achieve the purposes of this Agreement, such Principal or Principal Holding Company hereby grants to a Person designated by the Company a proxy coupled with an interest in all Equity Securities of the Company held by such Principal or Principal Holding Company, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section is amended to remove such grant of proxy in accordance with Section 12.11 hereof, to vote all such Equity Securities to implement the provisions of and to achieve the purposes of this Agreement.

12.20                 GSR Seal.  Notwithstanding anything to the contrary contained herein, this Agreement shall not be effective with respect to GSR Ventures III, L.P. unless the signature page of GSR Ventures III, L.P. is accompanied by the seal or chop of the fund or its general partner.

12.21                 No Use of Name. Without the prior written consent of an Investor, and whether or not it or any Affiliate thereof is then a shareholder of the Company, no party hereto shall (or shall permit any Affiliate thereof to) use, publish or reproduce the name or logo of such Investor or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements).

12.22                 Use of English Language.  This Agreement has been executed and delivered in the English language.  Any translation of this Agreement into another language shall have no interpretive effect.  All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

12.23                 Aggregation of Shares.  All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights of any Investor under this Agreement.

12.24                 Amendments of Prior Agreement; Waiver of Preemptive Right. Effective and contingent upon execution of this Agreement by the undersigned Parties, and upon closing of the transactions contemplated by the Purchase Agreement, the Prior Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the undersigned Parties hereby agree to be bound by the provisions hereof as the sole agreement among the undersigned Parties with respect to rights set forth herein.  Each investor party under the Prior Agreement hereby irrevocably waives all of its rights under the Prior Agreement and the Charter Documents of the Company in relation to the issuance of the Securities by the Company to the investors pursuant to the Purchase Agreement, including any right of participation, right of first refusal, right to receive any notice, right of approval or consent, right of most favored treatment, and any other right in connection with such issuance of the Securities.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

LASHOU GROUP INC.

By:	/s/ Bo Wu
Name: Bo Wu
Title: Chief Executive Officer

LASHOU HK LIMITED

By:	/s/ Bo Wu
Name: Bo Wu
Title:

BEIJING LASHOU NETWORK TECHNOLOGY CO., LTD.

By:	/s/ Ming Guan
Name: Ming Guan
Title:

BEIJING LASHOU TECHNOLOGY LIMITED

By:	/s/ Bo Wu
Name: Bo Wu
Title:

LASHOU GROUP HONG KONG LIMITED

By:	/s/ Bo Wu
Name: Bo Wu
Title:

[Signature Page to Second Amended and Restated Shareholders Agreement]

LASHOU MACAU LIMITED

By:	/s/ Bo Wu
Name: Bo Wu
Title:

/s/ Bo Wu
BO WU

/s/ Ming Guan
MING GUAN

/s/ Xiaobo Jia
XIAOBO JIA

LING JING

By:	/s/ Bo Wu
Name: Bo Wu
Title: Attorney-in-fact

JING HOLDING COMPANY

By:	/s/ Bo Wu
Name: Bo Wu
Title: Attorney-in-fact

LASHOU EMPLOYEE INC.

By:	/s/ Xiaobo Jia
Name: Xiaobo Jia
Title:

[Signature Page to Second Amended and Restated Shareholders Agreement]

LASHOU GROUP EMPLOYEE HOLDING INC.

By:	/s/ Ming Guan
Name:	Ming Guan
Title:

MULTI FORTUNE PARTNERS GROUP LTD.

By:	/s/ James Jian Zhang
Name:	James Jian Zhang
Title:

GSR Ventures III, L.P.

By:	GSR Partners III, L.P.
Its General Partner

By:	GSR Partners III, Ltd.
Its General Partner

By:	/s/ Richard Lim
Name:	Richard Lim
Title:	Authorized Signatory

Banean Holdings Ltd

By:	/s/ Richard Lim
Name:	Richard Lim
Title:	Authorized Signatory

Address:

101 University Ave, 4th Floor
Palo Alto, CA 94301
Tel: +1-650-331-7300

[Signature Page to Second Amended and Restated Shareholders Agreement]

Fax: +1-650-331-7301
Attn: Richard Lim

NORWEST VENTURE PARTNERS VII-A MAURITIUS

By:	/s/
Its:	Director

Address:

Norwest Venture Partners VII-A-Mauritius
c/o International Financial Services Limited IFS Court, Twenty Eight, Cybercity, Ebene, Mauritius

cc:	Kurt Betcher, Director
Norwest Venture Partners VII-A-Mauritius
525 University Avenue, Suite 800
Palo Alto, CA 94301

TENAYA CAPITAL V, L.P.

By:	Tenaya Capital V GP, L.P., its General Partner

By:	Tenaya Capital V GP, LLC, its General Partner

By:	/s/ Dave Markland
Name:	Dave Markland
Title:	Attorney-in-fact

TENAYA CAPITAL V-P, L.P.

By:	Tenaya Capital V GP, L.P., its General Partner
By:	Tenaya Capital V GP, LLC, its General Partner

By:	/s/ Dave Markland
Name:	Dave Markland
Title:	Attorney-in-fact

[Signature Page to Second Amended and Restated Shareholders Agreement]

TAISHAN INVEST AG

By:	/s/ Raymond Yang
Name:	Raymond Yang
Title:	Director

By:	/s/ Sebastian Kübler
Name:	Sebastian Kübler
Title:	Director

CFF PARTNERS INC.

By:	/s/ Jason Hsu
Name:	Jason Hsu
Title:	Managing Partner

REBATE NETWORKS GMBH

By:	/s/ Michael Brehm
Name:	Michael Brehm
Title:	Managing Director

MILESTONE TUAN LIMITED

By:	/s/ Liping Qiu
Name:	Liping Qiu
Title:	Director

REINET COLUMBUS LIMITED

By:	/s/
Name:
Title:	Director

[Signature Page to Second Amended and Restated Shareholders Agreement]

IPROP HOLDINGS LIMITED

By:	/s/ SJ De Villiers
Name:	SJ De Villiers
Title:	Investment Executive

[Signature Page to Second Amended and Restated Shareholders Agreement]

SCHEDULE A

List of Principals and Holding Companies

Principal	ID/Passport Number	Principal Holding Company	Beneficial Ownership Interest Percentage Held by Principal in the Principal Holding Companies
Wu, Bo [吴波]	452068339	Jing Holding Company	100%
Jing, Ling [经玲]	443396911	NA	NA
Jia, Xiaobo [贾小波]	410103196009049010	Lashou Employee Inc.	100%
Guan, Ming [关明]	210102197810186038	Lashou Group Employee Holding Inc.	100%
		Multi Fortune Partners Group Ltd.

SCHEDULE B

List of Investors

GSR Ventures III, L.P.

Banean Holdings Ltd

Taishan Invest AG

Rebate Networks GmbH

CFF Partners Inc.

Norwest Venture Partners VII-A MAURITIUS

Tenaya Capital V L.P.

Tenaya Capital V-P L.P.

Milestone Tuan Limited

IPROP Holdings Limited

Reinet Columbus Limited

SCHEDULE C

ADDRESS FOR NOTICES

If to the Group Companies:

Address:	c/o Maples Corporate Services Limited, PO Box 309. Ugland House, Grand Cayman, KY 1-1104, Cayman Islands
Tel:	86-10-84440013
Fax:	86-10-84440015
Attention:	Bo Wu

If to the Principals and the Principal Holding Company:

Address:	c/o Maples Corporate Services Limited, PO Box 309. Ugland House, Grand Cayman, KY 1-1104, Cayman Islands
Tel:	86-10-84440013
Fax:	86-10-84440015
Attention:	Bo Wu

If to GSR Ventures III, L.P. or Banean Holdings Ltd:

101 University Ave, 4th Floor
Palo Alto, CA 94301
Tel: +1-650-331-7300
Fax: +1-650-331-7301
Attention: Richard Lim

If to Taishan Invest AG:

Taishan Invest AG
Dufourstrasse 121
9001 St. Gallen
Switzerland
Tel: 0041 797606399
Attention: Sebastian Kübler

If to Rebate Networks GmbH:

Address:	Rebate Networks GmbH, Telramundstr. 5, 81925 München
Tel:	+49-30-40504665-12
Fax:	+49-30-69088610
Attention:	Michael Brehm

If to CFF Partners Inc.:

Address:	CFF Partners Inc., Offshore Chambers, P.O. Box 217, Apia, Samoa
Tel:	86-10-6581-3518
Fax:	86-10-6581-9008
Attention:	Jiang Jian, Vice President

If to Norwest Venture Partners VII-A Mauritius:

Address:	c/o International Financing Services Limited
IFS Court, Twenty Eight, Cybercity
Ebene, Mauritius
Tel:
Fax:
Attention:

	cc:	Kurt Betcher, Director
Norwest Venture Partners VII-A Mauritius
525 University Avenue, Suite 800
Palo Alto, CA 94301
Tel:
Attention:		]

If to Tenaya Capital V, L.P. or Tenaya Capital V-P, L.P.:

Address:	2965 Woodside Rd, Suite A
Woodside, CA 94062
United States of America
Tel:	650-687-6500
Fax:	650-687-6524
Attention:	Ben Boyer
Ben@tenayacapital.com

If to Milestone Tuan Limited:

Address:
P.O. Box 957
Offshore Incorporations Centre
Road Town
Tortola
British Virgin Islands

With a copy to :

Mr. Qiu Liping
Milestone Capital

Suite A1702, Ping An International

Financial Centre, 1-3 Xinyuan Nan Road

Chaoyang District, Beijing 100027, China

Fax: +8610 8497 1449

Tel: +8610 8497 1443

If to IPROP Holdings Limited:

Address: IPROP Holdings Ltd, c/o V&R Management Services AG, Hinterbergstrasse 22, 6330 Cham, Switzerland.

Tel: +41 41 727 2355

Fax: +41 41 727 2356

Attention: Ian Ross

Email: ian.ross@vengro.com

copied to:

Address:  Remgro Limited, 25 Quantum Street, Technopark, Stellenbosch, South Africa

Tel: +27 21 888 3289

Fax: +27 21 880 1338

Attention: Stefan de Villiers
email: sdv@remgro.com

and copied to:

Address: IPROP Holdings Ltd, c/o V&R Management Services AG, Hinterbergstrasse 22, 6330 Cham, Switzerland

Fax: +41 41 727 2356

Attention: Jenny McLennan
Email:  jenny.mclennan@vengro.com

If to Reinet Columbus Limited:

Address: c/o Stonehage Corporate Services, Ground Floor, Sir Walter Raleigh House, 48-50 Esplanade, St. Helier Jersey JE1 4HH

Tel: +44 1534 823 000

Fax: +44 1534 823 001

Attention: Mr Niall McCallum and Mr Ian Crosby

Email: niall.mccallum@stonehage.com and ian.crosby@stonehage.com copied to:

Address:  Reinet Fund Manager SA, 35 Blvd Prince Henri, L1724 Luxembourg

Tel: +352 22 42 10 31

Fax: +352 22 72 53

Attention: Mr Swen Grundman
Email:  swen.grundmann@r-grouplegal.com

EXHIBIT A

ANNUAL INFORMATION STATEMENT

(1)                                                                                 This questionnaire applies to the taxable year of Lashou Group Inc. (the “Company”) beginning on January 1, 20    , and ending on December 31, 20    .

(2)                                                                                 PLEASE CHECK HERE IF 75% OR MORE OF THE COMPANY’S GROSS INCOME CONSTITUTES PASSIVE INCOME.

Passive income:  For purposes of this test, passive income generally includes:

•                  Dividends, interests, royalties, rents and annuities, excluding, however, rents and royalties which are received from an unrelated party in connection with the active conduct of a trade or business.

•                  Net gains from the sale or exchange of property—

•                  which gives rise to dividends, interest, rents or annuities (as modified above) (excluding, however, property used in the conduct of a banking, finance or similar business, or in the conduct of an insurance business);

•                  which is an interest in a trust, partnership, or REMIC; or

•                  which does not give rise to income.

•                  Net gains from transactions in commodities.

•                  Net foreign currency gains.

•                  Any income equivalent to interest.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the income received by such other corporation.

(3)                                                                                 PLEASE CHECK HERE IF THE AVERAGE FAIR MARKET VALUE DURING THE TAXABLE YEAR OF PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE FAIR MARKET VALUE OF ALL OF THE COMPANY’S ASSETS.

Note: This test is applied on a gross basis; no liabilities are taken into account.

Passive Assets:  For purposes of this test, “passive assets” are those assets which generate (or are reasonably expected to generate) passive income (as defined above).  Assets which generate partly passive and partly non-passive income are considered passive assets to the extent of the relative proportion of passive income (compared to non-passive income) generated in a particular taxable year by such assets.  Please note the following:

•                  A trade or service receivable is non-passive if it results from sales or services provided in the ordinary course of business that produce non-passive income.

•                  Intangible assets that produce identifiable items of income, such as patents or licenses, are characterized in terms of the type of income produced.

•                  Goodwill and going concern value must be identified to a specific income producing activity and are characterized in accordance with the nature of that activity.

•                  Cash and other assets easily convertible into cash are passive assets, even when used as working capital.

•                  Stock and securities (including tax-exempt securities) generally are passive assets, unless held by a dealer as inventory.

Average value:  For purposes of this test, “average fair market value” equals the average quarterly fair market value of the assets for the relevant taxable year.

Look-through rule:  if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation.

(4)                                                                                 PLEASE CHECK HERE IF (A) MORE THAN 50% OF THE COMPANY’S STOCK (BY VOTING POWER OR BY VALUE) IS OWNED BY FIVE OR FEWER U.S. PERSONS OR ENTITIES AND (B) THE AVERAGE AGGREGATE ADJUSTED TAX BASES (AS DETERMINED UNDER U.S. TAX PRINCIPLES) DURING THE TAXABLE YEAR OF THE PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE AGGREGATE ADJUSTED TAX BASES OF ALL OF THE COMPANY’S ASSETS.

Average value: For purposes of this test, “average aggregate adjusted tax bases” equals the average quarterly aggregate adjusted tax bases of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation

(5)                                 [                         ] (“INVESTOR”) HAS THE FOLLOWING PRO-RATA SHARE OF THE ORDINARY EARNINGS AND NET CAPITAL GAIN OF THE COMPANY AS DETERMINED UNDER U.S. INCOME TAX PRINCIPLES FOR THE TAXABLE YEAR OF THE COMPANY:

Ordinary Earnings:                                       (as determined under U.S. income tax principles)

Net Capital Gain:                                           (as determined under U.S. income tax principles)

Pro Rata Share: For purposes of the foregoing, the shareholder’s pro rata share equals the amount that would have been distributed with respect to the shareholder’s stock if, on each day during the taxable year of the Company, the Company had distributed to each shareholder its pro rata share of that day’s ratable share (determined by allocating to each day of the year, an equal amount of the Company’s aggregate ordinary earnings and aggregate net capital gain for such year) of the Company’s ordinary earnings and net capital gain for such year.  Determination of a shareholder’s pro rata share will require reference to the Company’s charter, certificate of incorporation, articles of association or other comparable governing document.

(6)                                 The amount of cash and fair market value of other property distributed or deemed distributed within the meaning of Treasury Regulations Section 1.1295-1(g) by Company to Investor during the taxable year specified in paragraph 1 is as follows:

Cash:

Fair Market Value of Property:

(7)                                 Company will permit Investor to inspect and copy Company’s permanent books of account, records, and such other documents as may be maintained by Company that are necessary to establish that PFIC ordinary earnings and net capital gain, as provided in Section 1293(e) of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision thereto), are computed in accordance with U.S. income tax principles.

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